Quepasa and myYearbook Announce Completion of Merger

NEW HOPE, PA – November 10, 2011 – Quepasa Corporation (NYSE Amex: QPSA) - Social media technology company Quepasa Corporation (NYSE Amex: QPSA), owner of popular Latino online social network Quepasa.com, and Insider Guides, Inc., DBA myYearbook.com, the best place to meet new people on the web or mobile device, today announced the closing of their merger. Management will discuss merger integration details and answer questions about each company’s financial results for the quarter ended September 30, 2011 as a part of the conference call scheduled for Monday, November 14, 2011 at 4:30 p.m. ET.

The call will be hosted by Quepasa's CEO John C. Abbott and CFO Mike Matte, who will be joined by Geoff Cook, former myYearbook CEO and new Quepasa COO and President, Consumer Internet Division, and Jim Bugden, former myYearbook CFO and new Quepasa Sr. VP, Finance.

Date: Monday, November 14, 2011
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-Free Dial-In Number: 1-877-941-2069
Toll/International: 1-480-629-9713

To access the simultaneous webcast go to: http://www.talkpoint.com/viewer/starthere.asp?Pres=137482 or visit the Investors section on the company's website at www.quepasacorp.com.

Please call the telephone number or log into the webcast at least 5-10 minutes prior to the start time. You will be asked to register your name and organization. If you have any difficulty connecting with the call or webcast, please contact VP of Capital Markets and Investor Relations, Brian Harvey at 310-801-1719.

A replay of the call will be available after 7:30 p.m. ET on the same day and until 11:59 p.m. ET December 14, 2011.

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 4483351

About Quepasa Corporation
Quepasa Corporation (NYSE Amex: QPSA) is a social discovery and media technology company which owns leading social networking sites Quepasa.com and myYearbook.com and Quepasa Games, a cross platform social game development studio. Quepasa.com and myYearbook.com make meeting new people fun and easy online and on your mobile phone by combining innovative social games, virtual goods, social applications, and a robust virtual currency to facilitate introductions and break the ice.  Quepasa has strong reach throughout the world, with a concentration across North and South America.  Quepasa is headquartered in New Hope, Pennsylvania with offices throughout the Americas. For more information about the company, go to www.quepasacorp.com, or join for free at www.Quepasa.com or myYearbook.com.

All names and trademarks are the property of their respective owners.

Company Contacts:
E. Brian Harvey
Vice President of Capital Markets and Investor Relations
Quepasa Corporation
(310) 801-1719
brian.harvey@quepasacorp.com
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